EX-10.4
                           LOAN AGREEMENT

                           LOAN AGREEMENT

     This Loan Agreement ("Agreement") is to be effective as of the June 1, 2006, by and between 5G Wireless Communications, Inc. with offices located 4136 Del Rey Avenue, Marina del Rey, California, 90292 ("Borrower"), and Russell Janes. ("Lender"), located at 8411 Ruskin Road, Richmond BC. V7A 2P1.

     1. For value received, Borrower promises to pay to the order of Lender on or before thirty (30) days from the date of this Agreement ("Maturity Date"), the principal sum of twenty thousand dollars ($20,000) ("Loan"), plus interest from the date hereof as computed below.

     2. The principal amount from time to time outstanding shall bear simple interest from the commencement date through the Maturity Date at a rate equal to ten percent (10%) per annum. In addition, Borrower promises to pay to Lender to pay an administration fee of four thousand dollars ($4,000), which shall be in the form of restricted shares of Borrower's common stock ("Shares"), and issued at a price based on a twenty five percent (25%) discount to the lowest closing bid price in the 20 trading days prior to the effective date of this Agreement ("Registrable Securities").

     3. From and after the date that is thirty (30) days after the date of this Agreement and until the fifth anniversary of the date of this Agreement, for so long as any of the Registrable Securities are outstanding and are not the subject of an effective registration statement, if the Borrower contemplates making an offering of its common stock (or other equity securities convertible into or exchangeable for common stock) registered for sale under the Securities Act of 1933 or proposes to file a registration statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Lender of its intention to do so. Upon the written request within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Borrower shall use its best efforts to effect the registration of all Registrable Securities which the Borrower has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Borrower proposes to register; provided, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Borrower shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Borrower may, at its election, give written notice of such determination to the Lender and, thereupon, (i) in the case of a determination not to register, the Borrower shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

     4. Upon the expiration of the term of this Agreement, whether as a result of maturity, acceleration upon default, permitted payment of the outstanding balance of this Loan, or otherwise, but in no event later than the Maturity Date, the entire outstanding principal balance under this Agreement, together with all accrued and unpaid interest, shall be due and payable in full.

     5. All payments under this Agreement shall be applied in the following order:

        (a) first, to the payment of accrued and unpaid interest on the principal outstanding balance; and

        (b) second, to the reduction of the outstanding principal balance of this Loan.

     6. All amounts payable under this Agreement shall be payable in lawful money of the United States. Borrower shall be permitted to prepay any amount due hereunder without the express written consent of Lender.

     7. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the stated rate, under the laws of the State of California, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of California that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower, and shall be deemed to be additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting therefrom. Borrower understands and believes that this lending transaction complies with the usury laws of the State of California.

     9. Maker and all endorsers, guarantors and all persons liable or to become liable on this Agreement, waive presentment, protest and demand, notice of protest, notice of intent to accelerate, notice of acceleration, and demand and dishonor and nonpayment of this Loan and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof, and agree further that at any time and from time to time without notice, the terms of payment herein may be modified or increased, changed or exchanged by agreement between Lender and Borrower.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except where such law is preempted by the laws and regulations of the United States.

     11. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby but instead shall be enforceable to the mi6ximum extent permitted by law.

     12. All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under the applicable usury law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any other agreement referred to herein or otherwise relating to this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be in excess of the lawful interest shall be applied to the reduction of the unpaid principal balance due hereunder as of the date such amount is received or deemed to be received by Holder and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender. However, in the event an amount determined to be excess interest is applied against the unpaid principal balance, and thereafter the rate of interest accruing under this Agreement decreases, this Agreement shall in fact, secure interest at the then highest lawful rate until such time that the difference between such rate and the interest rate which would otherwise apply under this Agreement equals the amount of excess interest previously applied against principal.

     13. All notices provided for herein shall be in writing and shall be (a) personally delivered or delivered by courier service (e.g., Federal Express) to the party being notified if an individual, or (b) transmitted by certified or registered mail, return receipt - requested, addressed to all parties hereto at the address designated for each party. Notice shall be deemed effective and received upon:
(i) the date of receipt if delivered by courier or by personal delivery, or (ii) five (5) days after the deposit of same in a letter box or other means provided for the posting of mail, postage prepaid as provided above.

                                       5G Wireless Communications, Inc.



                                       By: /s/  Jerry Dix
                                       Name: Jerry Dix
                                       Title: Chief Executive Officer


                                       Russell Janes


                                       /s/  Russell Janes